Exhibit 5.1
August 31, 2001

Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242

Ladies and Gentlemen:

          I am Senior Vice President and General Counsel of Vulcan Materials Company (the "Company") and have acted as counsel to the Company in connection with the Company's registration statement on Form S-3, File No. 333-67586 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offering and issuance from time to time pursuant to Rule 415 by the Company of up to $900,000,000 aggregate offering price of the following: (i) debt securities (the "Debt Securities"), in one or more series, which may be senior or subordinated in priority of payment, certain of which may be convertible or exchangeable into common stock, par value $1.00 per share, of the Company (the "Common Stock"), preference stock, no par value, of the Company ("Preference Stock") or other Debt Securities; (ii) the Common Stock; (iii) the Preference Stock; (iv) depositary shares of the Company representing a fraction of a share of Preference Stock ("Depositary Shares"); (v) warrants to purchase Debt Securities, Preference Stock, Common Stock, Depositary Shares or other securities of the Company (the "Warrants"); (vi) stock purchase contracts to sell Common Stock, Preference Stock or other securities at a future date ("Stock Purchase Contracts"); or (vii) stock purchase units, consisting of a Stock Purchase Contract and Debt Securities, Preference Stock, Warrants or debt obligations of third parties to secure the purchase under the Stock Purchase Contract ("Stock Purchase Units"). The Debt Securities, Preference Stock, Common Stock, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units are herein collectively referred to as the "Securities," and each, a "Security."

          As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries. In furnishing this opinion, I have examined such corporate and other records as I have deemed necessary or appropriate to provide a basis for the opinions herein.

          In rendering the opinions set forth below, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (x) the Restated Certificate of Incorporation and the Bylaws of the Company, each as amended to the date hereof (the "Governing Documents") will have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein; (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (xii) with respect to shares of Common Stock or Preference Stock offered, there will be sufficient shares of Common Stock or Preference Stock authorized under the Company's Governing Documents and not otherwise reserved for issuance.

          Based on the foregoing, I am of the opinion that:

          1.     With respect to shares of Common Stock, when (i) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be legally issued.

          2.     With respect to shares of any series of Preference Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of an amendment to the Certificate of Incorporation of the Company with respect to the series with the Secretary of State of the State of New Jersey as required under Section 14A:7-2 of the New Jersey Business Corporation Act (the "Amended Certificate of Incorporation"); and (ii) certificates representing the shares of the series of Preference Stock have been duly executed, countersigned, registered and delivered either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore (not less than the par value of the Preference Stock) provided for therein, or (b) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, the shares of the series of Preference Stock will be legally issued, fully paid and non-assessable.

          3.     With respect to Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of an Amended Certificate of Incorporation relating to the Preference Stock underlying the Depositary Shares and the filing of the Amended Certificate of Incorporation with the Secretary of State of the State of New Jersey; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preference Stock underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable depositary agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Board upon payment of the consideration therefore provided for therein, the Depositary Shares will be legally issued.

          4.     With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration provided for therein, the Warrants will be legally issued.

          5.     With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued.

          6.     With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board upon payment of the consideration therefore provided therein, the Stock Purchase Units will be legally issued.

          The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles.

          I express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

          This opinion is limited to the present corporate laws of the State of New Jersey and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. I express no opinion as to matters involving the laws of any jurisdiction other than the State of New Jersey and the United States. I am not admitted to practice law in the State of New Jersey, but I am generally familiar with the New Jersey Business Corporation Act as presently in effect and have made such inquiries as I considered necessary to render my opinion. I undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to my attention after the date hereof.

          This opinion may not be quoted in whole or in part without my prior written consent.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. Consent is also given to the reference of my name under the caption "Legal Matters" in the prospectus contained in the Registration Statement. By giving such consent, I do not admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours, /s/William F. Denson, III William F. Denson, III